UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 24, 2010

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

As previously reported on a Form 8-K dated March 2, 2010, on February 24, 2010, the Board of Directors of Ikanos Communications, Inc. (the “Company”) authorized payment of bonuses to Michael Gulett and other named executive officers for performance in 2009. Mr. Gulett’s total bonus amount was set at $373,806.

At the request of Mr. Gulett, on March 8, 2010, the Compensation Committee of the Board of Directors (the “Committee”) authorized payment of a portion of Mr. Gulett’s 2009 performance bonus in the form of 50,000 shares of the Company’s common stock. Based upon the closing price on NASDAQ of $2.68 per share on March 8, 2010, the common stock award was valued at $134,000.00. The balance of Mr. Gulett’s annual bonus, or $239,806, will be paid in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

By:	/s/ NOAH D. MESEL
Noah D. Mesel Vice President and General Counsel

Date: March 9, 2010